UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 14, 2008

US DRY CLEANING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4040 MacArthur Blvd., Suite 305 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(949) 863-9669

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We hereby amend our Current Report on Form 8-K filed on February 25, 2008, which announced the completion on February 14, 2008 of our acquisition of certain net assets of Team Enterprises, Inc. and three affiliated companies (hereinafter collectively referred to as “Team”).  The purpose of this amendment is to file the combined audited financial statements of Team and the unaudited pro forma financial information of US Dry Cleaning Corporation and Subsidiaries required by Item 9.01.

Item 9.01.   Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired .

Audited combined balance sheet of Team as of December 31, 2007 and the related combined statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006 as required by this Item 9.01 (a) are attached as Exhibit 99.1 hereto.

(b)   Pro Forma Financial Information .

Unaudited Pro Forma Combined Consolidated Financial Statements of US Dry Cleaning Corporation as required by this Item 9.01(b) are attached as Exhibit 99.2 hereto and incorporated into this Item 9.01(b) by reference.

(c)   Exhibits ..

99.1	Audited combined balance sheet of Team as of December 31, 2007 and the related combined statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006.

99.2
Unaudited pro forma combined consolidated balance sheet of US Dry Cleaning Corporation and Subsidiaries as of December 31, 2007 and unaudited pro forma combined consolidated statements of operations of US Dry Cleaning Corporation and Subsidiaries for the year ended September 30, 2007 and for the three months ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DRY CLEANING CORPORATION

Date: April 29, 2008	By:	/s/ Robert Y. Lee
Robert Y. Lee Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited combined balance sheet of Team as of December 31, 2007 and the related combined statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006.
99.2
Unaudited pro forma combined consolidated balance sheet of US Dry Cleaning Corporation and Subsidiaries as of December 31, 2007 and unaudited pro forma combined consolidated statement of operations of US Dry Cleaning Corporation and Subsidiaries for the year ended September 30, 2007 and for the three months ended December 31, 2007.